SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 6, 2006

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard
Suite 1600
Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2006, Omnicare, Inc. (the “Company”) executed amendments to the employment agreements with (i) Mr. Gemunder, (ii) Mr. Keefe and (iii) Ms. Hodges (A) extending the term of such executive’s employment agreement for a period of one year from and after the stated expiration date of each respective employment agreement and (B) providing that the minimum base salary payable to each such person shall be such person’s base salary as in effect for March 1, 2006 or as increased by the Board from time to time. The amendments to the employment agreements with each of the executive officers listed above are filed hereto as Exhibits 99.1-99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Twenty-First Amendment to Employment Agreement with Joel F. Gemunder, dated April 6, 2006.

99.2	Twentieth Amendment to Employment Agreement with Cheryl D. Hodges, dated April 6, 2006.

99.3	Fourteenth Amendment to Employment Agreement with Patrick E. Keefe, dated April 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Name:	Cheryl D. Hodges
Title:	Senior Vice President and Secretary

Dated: April 12, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Twenty-First Amendment to Employment Agreement with Joel F. Gemunder, dated April 6, 2006.

99.2	Twentieth Amendment to Employment Agreement with Cheryl D. Hodges, dated April 6, 2006.

99.3	Fourteenth Amendment to Employment Agreement with Patrick E. Keefe, dated April 6, 2006.